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                                                                    EXHIBIT 23.5

                        [BK ASSOCIATES, INC. LETTERHEAD]

                                October 23, 1996

GPA Group plc
GPA House, 4th Floor
Shannon, County Clare
Ireland

Re: Registration Statement on Form S-3 of America West Airlines

Ladies & Gentlemen:

     We consent to the reference to our name in the text under the headings "Prospectus Summary -- Equipment Notes and the Equipment," "Risk
Factors -- Factors Relating to the Certificates and the Offering -- Appraisals and Realizable Value of Equipment," "Description of the Equipment and the Appraisals -- Appraised Value," "Experts" and "Appendix II -- Aircraft Appraisals" of the above captioned Registration Statement and to the text under such headings of the report prepared by us with respect to the Equipment referred to therein.

                                            Sincerely,

                                            BK ASSOCIATES, INC.

                                            /s/  JOHN F. KEITZ
                                            ------------------------------------
                                            John F. Keitz
                                            Vice President
                                            ISTAT Senior Certified Appraiser
JFK/kf